UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

September 15, 2020

Date of Report (Date of Earliest event reported)

SHARING SERVICES GLOBAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55997	30-0869786
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Coit Road, Suite 100, Plano, Texas 75075
(Address of principal executive offices)

Registrant’s telephone number, including area code:	469-304-9400

SHARING SERVICES GLOBAL CORPORATION

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (/Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 8.01 Other Events

As disclosed in our Annual Report on Form 10-K for the fiscal year ended April 30, 2020, effective as of February 29, 2020, the Company, Alchemist Holdings, LLC (“Alchemist”) and its key principal Jordan Brock, a Co-Founder of the Company, entered into a Settlement Accommodation Agreement which was part of a larger series of agreements executed by the Company in the resolution of a dispute with the Company’s other Co-Founder, Robert Oblon. In order to protect the Company’s rights under the Settlement Accommodation Agreement, contemporaneously with that agreement, the Company and Alchemist entered into a series of additional agreements favorable to the Company regarding, among other things, the Company’s intent to convert the shares of the Company’s the Class B Common Stock and Series B Preferred Stock held by Alchemist into shares of the Company’s Class A Common Stock, at a future time of the Company’s choosing.

In furtherance of those actions, the Company and Alchemist, effective September 15, 2020, took all actions necessary to convert 7,500,000 shares of the Company’s Class B Common Stock and 7,500,000 shares of the Company’s Series B Preferred Stock held by Alchemist into 15,000,000 shares of the Company’s Class A Common Stock.

After giving effect to this conversion, Alchemist holds 65,000,000 shares of the Company’s Class A Common Stock. In addition, after this conversion, no shares of the Company’s Class B Common Stock and Series B Preferred Stock remain issued and outstanding.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2020	SHARING SERVICES GLOBAL CORPORATION

	By:	/s/ John Thatch
	Name:	John Thatch
	Title:	President, Chief Executive Officer and Director

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